     As filed with the Securities and Exchange Commission on June 28, 1996
                                                  Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                       PIONEER-STANDARD ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

         Ohio                                               34-0907152
(State or other jurisdiction of                    (I.R.S. Employer Identification No.)
incorporation or organization)

                             4800 East 131st Street
                             Cleveland, Ohio 44105
          (Address of Principal Executive Offices, including Zip Code)
                             ______________________

                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                            (Full title of the plan)
                             ______________________

                                    Copy to:

John V. Goodger                                    William A. Papenbrock, Esq.
Vice President, Treasurer and                      Calfee, Halter & Griswold
Assistant Secretary                                1400 McDonald Investment Center
4800 East 131st Street                             Cleveland, Ohio 44114
Cleveland, Ohio  44105                             (216) 622-8200
(216) 587-3600

(Name, address and telephone number, including area code, of agent for service)

                             ______________________

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------
                                              Proposed             Proposed
 Title of                                     maximum              maximum
securities                        Amount      offering             aggregate         Amount of
  to be                           to be        price               offering          registration
registered                       registered   per share (1)        price (1)            fee
- ----------------------------------------------------------------------------------------------------
Common Shares,                    50,000        $13.00              $650,000           $225.00
without par value                 shares
- ----------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on The Nasdaq Stock Market for June 25, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference


         The following documents of Pioneer-Standard Electronics, Inc.
(the "Company"), previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference; and

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarters ended June 30, 1995, September 30, 1995 and December 31, 1995;

         3. The Company's definitive Proxy Statement used in connection with its Annual Meeting of Shareholders held on July 25, 1995, other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference;

         4.      The Company's Current Report on Form 8-K dated
                 December 13, 1995; and

         5.      The Company's Form 8-A dated February 9, 1996.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 1701.13 of the Ohio Revised Code sets forth the conditions and limitations governing the indemnification of officers, Directors and other persons. Section 1701.13 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Court of Common Pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 1701.13 provides for mandatory indemnification of a Director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or Director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13 establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise.

         Under certain circumstances provided in Article VIII of the Registrant's Code of Regulations, as amended, and subject to Section 1701.13 of the Ohio Revised Code (which sets forth the conditions and limitations governing the indemnification of officers, Directors and other persons), the Registrant will indemnify any Director or officer or any former Director or officer of the Registrant against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her by reason of the fact that he or she is or was such Director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         The Registrant has entered into indemnity agreements (the
"Indemnity Agreements") with the current Directors and executive officers of the Registrant and expects to enter into similar agreements with any Director or executive officer elected or appointed in the future at the time of their election or appointment. Pursuant to the Indemnity Agreements, the Registrant will indemnify a Director or executive officer of the Registrant (the "Indemnitee") if the Indemnitee is a party to or otherwise involved in any legal proceeding by reason of the fact that the Indemnitee is or was a Director or executive officer of the Registrant, or is or was serving at the request of the Registrant in certain capacities with another entity, against all expenses, judgments, settlements, fines and penalties, actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such proceeding. Indemnity is only available if the Indemnitee acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. The same coverage is provided whether or not the suit or proceeding is a derivative action. Derivative actions may be defined as actions brought by one or more shareholders of a corporation to enforce a corporate right or to prevent or remedy a wrong to the corporation in cases where the corporation, because it is controlled by the wrongdoers or for other reasons, fails or refuses to take appropriate action for its own protection. The Indemnity Agreements mandate advancement of expenses to the Indemnitee if the Indemnitee provides the Registrant with a written promise to repay the advanced amounts in the event that it is determined that the conduct of the Indemnitee has not met the applicable standard of conduct. In addition, the Indemnity Agreements provide various procedures and presumptions in favor of the Indemnitee's right to receive indemnification under the Indemnity Agreement.

         Under the Registrant's Director and Officer Liability Insurance Policy, each Director and certain officers of the Registrant are insured against certain liabilities.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  Undertakings

  (a)    The undersigned registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Company pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements, the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, this 28th day of June, 1996.


                                       PIONEER-STANDARD ELECTRONICS, INC.



                                       By:  /s/ James L. Bayman
                                          --------------------------------
                                          James L. Bayman, Chief Executive
                                          Officer and President



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints James L. Bayman, John V. Goodger and William A. Papenbrock, or any one of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all Exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 28, 1996.

Signature                                                   Title
- ---------                                                   -----
/s/ James L. Bayman                                         Chief Executive Officer, President
- -----------------------------------                         and Director (Principal Executive
James L. Bayman                                             Officer)


/s/ John V. Goodger                                         Vice President, Treasurer and
- -----------------------------------                         Assistant Secretary (Principal
John V. Goodger                                             Financial and Accounting Officer)


/s/ Preston B. Heller, Jr.                                  Director
- -----------------------------------
Preston B. Heller, Jr.


/s/ Frederick A. Downey                                     Director
- -----------------------------------
Frederick A. Downey


/s/ Victor Gelb                                             Director
- -----------------------------------
Victor Gelb


/s/ Gordon E. Heffern                                       Director
- -----------------------------------
Gordon E. Heffern

/s/ Arthur Rhein                                            Director
- -----------------------------------
Arthur Rhein


/s/ Edwin Z. Singer                                         Director
- -----------------------------------
Edwin Z. Singer


/s/ Thomas C. Sullivan                                      Director
- -----------------------------------
Thomas C. Sullivan


/s/ Karl E. Ware                                            Director
- -----------------------------------
Karl E. Ware

                                                                     EXHIBIT 5.1





                                                   June 28, 1996





Pioneer-Standard Electronics, Inc.
4800 East 131st Street
Cleveland, Ohio  44105


         We are familiar with the proceedings taken and proposed to be taken by Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), with respect to 50,000 Common Shares, without par value (the "Shares"), of the Company to be offered and sold from time to time pursuant to the Company's 1995 Stock Option Plan for Outside Directors (the "Plan"). As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

         In this connection, we have examined the Articles of Incorporation and the Code of Regulations of the Company, both as amended, records of proceedings of the Board of Directors and shareholders of the Company, and such other records and documents as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares, when offered and sold upon the exercise of the options pursuant to the terms and conditions of the Plan, will be duly authorized and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement described above.

                                                   Very truly yours,



                                                   CALFEE, HALTER & GRISWOLD

                                                                    EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement and related prospectus pertaining to the 1995 Stock Option Plan for Outside Directors of Pioneer-Standard Electronics, Inc. of our reports dated May 5, 1995, with respect to the consolidated financial statements and schedule of Pioneer-Standard Electronics, Inc. incorporated by reference and included in the Annual Report (Form 10-K) for the year ended March 31, 1995, filed with the Securities and Exchange Commission.


                                                            Ernst & Young LLP

Cleveland, Ohio
June 27, 1996

                                                                    EXHIBIT 23.2





                               CONSENT OF COUNSEL


         The consent of Calfee, Halter & Griswold is contained in their opinion filed as Exhibit 5.1 to this Registration Statement.

                                                                    EXHIBIT 24.1





                       PIONEER-STANDARD ELECTRONICS, INC.

                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, Pioneer-Standard Electronics, Inc. hereby constitutes and appoints James L. Bayman, John V. Goodger and William A. Papenbrock, or any one or more of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio on June 28, 1996.

                                       PIONEER-STANDARD ELECTRONICS, INC.



                                       By: /s/ John V. Goodger
                                           -------------------------------
                                           John V. Goodger,
                                           Vice President, Treasurer and
                                           Assistant Secretary

                                                                    EXHIBIT 24.1
                                                                     (Continued)




                       PIONEER-STANDARD ELECTRONICS, INC.

                              CERTIFIED RESOLUTION


         I, WILLIAM A. PAPENBROCK, Secretary of Pioneer-Standard Electronics, Inc., an Ohio corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on July 25, 1995, and that the same has not been changed and remains in full force and effect.

         RESOLVED, that James L. Bayman, John V. Goodger and William A. Papenbrock, be, and each of them hereby is, appointed as the attorney of Pioneer-Standard Electronics, Inc., with full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file a Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and sale of its Common Shares, and any and all amendments, post-effective amendments and exhibits to such Registration Statement and any and all applications or other documents to be filed with the Securities and Exchange Commission or automated quotation system of a registered securities association, including The Nasdaq Stock Market pertaining to the quotation thereon of the Common Shares covered by such Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the registration of said Common Shares, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above the authority to do the foregoing things on behalf of the Company in the name of the person so acting or on behalf and in the name of any duly authorized officer of the Company; and the Chief Executive Officer and President of the Company be, and hereby is authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.



                                           /s/ William A. Papenbrock
                                           --------------------------------
                                           William A. Papenbrock, Secretary


Dated:  June 28, 1996

                       PIONEER-STANDARD ELECTRONICS, INC.
                                 EXHIBIT INDEX


Exhibit                                                                                         Sequential
Number                            Description                                                      Page
- -------                           -----------                                                   ---------
  4.1            Amended Articles of Incorporation of the Company,
                 which is incorporated herein by reference from the
                 Company's Form 10-K for the year ended March 31, 1982.                             N/A

  4.2            Amended Code of Regulations of the Company, which is
                 incorporated herein by reference from the Company's
                 Annual Report on Form 10-K for the year ended
                 March 31, 1988.                                                                    N/A

  4.3            Rights Agreement dated as of April 25, 1989 by and
                 between the Company and AmeriTrust Company National
                 Association, which is incorporated herein by reference
                 from the Company's Annual Report on Form 10-K for the year
                 ended March 31, 1989                                                               N/A

  5.1 Opinion of Calfee, Halter & Griswold regarding the validity of the securities being registered (see
                 Page II-7 of this Registration Statement).

 23.1            Consent of Ernst & Young LLP (see Page II-8 of this
                 Registration Statement).

 23.2 Consent of Calfee, Halter & Griswold (see Page II-9 of this Registration Statement).

 24.1            Power of Attorney and related Certified Resolution
                 (see Pages II-10 and II-11 of this Registration
                 Statement).

 99.1            1995 Stock Option Plan for Outside Directors, as amended.

 99.2            Form of Stock Option Agreement for Outside Directors.





                                      E-1